Exhibit 10.1

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 18th day of May 2009 by and among BANK OF AMERICA, N.A., as successor by merger to LaSalle Business Credit, LLC, as administrative agent and collateral agent (in such agent capacities, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), located at 135 South LaSalle Street, Chicago, Illinois 60603-4105, PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation (“PACA”), POINT BLANK BODY ARMOR INC., a Delaware corporation (“Point Blank”) and LIFE WEAR TECHNOLOGIES, INC., a Florida corporation (“Life Wear”, and together with PACA and Point Blank, collectively, the “Borrowers” and each, individually, a “Borrower”) and POINT BLANK SOLUTIONS, INC., a Delaware corporation (the “Parent” and a “Guarantor”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrowers, Parent, Agent and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers, Parent, Agent and Lenders have agreed to the amendments and waivers set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Parent, Agent and Lenders hereby agree as follows:

SECTION 1. Amendments and Limited Waivers.

(a) The definition of “Maximum Revolving Loan Limit” set forth in Section 2(a) of the Loan Agreement is hereby amended by deleting reference to the amount of “Thirty-Five Million and No/100 Dollars ($35,000,000)” and replacing it with the amount of “Thirty Million and No/100 Dollars ($30,000,000)”.

(b) Clause (v) of Section 2(a) of the Loan Agreement shall be designated as clause (vi) and a new clause (v) shall be inserted to read as follows:

“(v) $3,000,000 plus 75% of all tax refunds received by Parent and Borrowers pursuant to Section 2(e) of this Agreement; minus”

(c) Section 2 of the Loan Agreement is hereby amended by adding a new subsection 2(e) at the end thereof to read as follows:

“(e) Mandatory Prepayments from Tax Refunds. Upon receipt of any and all state and federal tax refunds, Parent and Borrowers shall cause all such tax refunds to be applied to the outstanding Revolving Loans within one Business Day of receipt of such tax refunds.”

(d) Section 4(c)(ii) of the Loan Agreement is hereby amended and restated to read as follows:

“(ii) Unused Line Fee. The Borrowers jointly and severally agree to pay to Agent, for the benefit of Lenders according to their respective Pro Rata Shares, an unused line fee of one and one-half percent per annum (1.50%) of the difference each month between (i) the Maximum Revolving Loan Limit and (ii) the average daily balance of the Revolving Loans, plus the outstanding Letter of Credit Obligations, in each case for such month. Said fee shall be fully earned by Lenders and payable in immediately available funds monthly in arrears on the first Business Day of each month for the previous month, and shall be calculated on the basis of a 360 day year.”

(e) Section 12 of the Loan Agreement is hereby amended by adding a new subsection 12(m) to the end thereof to read as follows:

“(m) Restructuring Plan. On or prior to June 30, 2009, Borrowers shall have delivered to Agent a comprehensive restructuring plan as to the Borrowers’ businesses in form and substance satisfactory to Agent.”

(f) Section 12(j) of the Loan Agreement is hereby deleted and replaced with the language “(j) [Intentionally Deleted]”.

(g) Section 14(b) of the Loan Agreement is hereby amended by adding a new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, the parties agree that the minimum EBITDA covenant requirement for the periods ending April 30, 2009 and May 31, 2009 only shall not be tested.”

(h) Section 14(d) of the Loan Agreement is hereby amended by adding a new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, the parties agree that the minimum Net Worth covenant requirement for the periods ending April 30, 2009 and May 31, 2009 only shall not be tested.”

(i) Section 15(b)(i) of the Loan Agreement is hereby amended by adding the reference “12(m),” immediately after the reference to “12(k),” set forth therein.

(j) Borrowers hereby acknowledge and agree that an Event of Default exists under Section 15(b)(i) of the Loan Agreement by virtue of Borrowers’ failure to comply with Section 14(b) of the Loan Agreement for the month ending March 31, 2009 (the “Existing Default”).

Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, Agent and Lenders hereby waive the Existing Default; provided, that nothing contained herein shall in any way waive, release, modify or limit Borrowers’ obligations to comply with the financial covenant requirements set forth in Section 14 of the Loan Agreement for any other period.

(k) The Agent and the Lender hereby waive (i) any Event of Default that arises under Section 15(b) and Section 15(d) of the Loan Agreement with respect to any representation and warranty made by the Borrowers under Section 11(u) of the Loan Agreement and the covenant contained in Section 12(c) of the Loan Agreement, in each case which relate solely to the failure by PACA to file IRS/DOL 5500 reports at any time prior to July 15, 2009 with respect to its 401(k) Qualified Plan, (ii) compliance by the Borrowers with the provisions contained in Sections 11(u) and 12(c) of the Loan Agreement solely as they relate to such IRS/DOL filings for a period commencing on the date that this Amendment becomes effective in accordance with Section 2 herein and ending on July 15, 2009.

(l) The Agent and the Lender hereby waive any Event of Default that arises under Section 13(c) of the Loan Agreement with respect to any alleged State of Tennessee tax lien that currently appears on the public records against PACA; provided, that such lien is discharged and released on or prior to July 15, 2009.

SECTION 2. Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) This Amendment shall have been duly executed and delivered by Borrowers and Parent (collectively, “Amendment Parties”), Agent and each Lender;

(b) No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

(c) The representations and warranties contained herein shall be true and correct in all material respects; and

(d) Agent shall have received, for the ratable benefit of the Lenders, an amendment fee in the amount of $75,000 which shall be fully earned and payable on the date hereof.

SECTION 3. Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Amendment Party hereby represents and warrants to Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a) all of the representations and warranties contained in the Loan Agreement and in each of the Other Agreements are true and correct in all material respects as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b) the execution, delivery and performance by Amendment Parties of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, the Loan Agreement and the Other Agreements are the legal, valid and binding obligation of Amendment Parties enforceable against Amendment Parties in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and by general limitations on the availability of equitable remedies;

(c) neither the execution, delivery and performance of this Amendment by Amendment Parties, the performance by Amendment Parties of the Loan Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Amendment Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Amendment Party or any of its Subsidiaries is a party or by which any Amendment Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived or consented to herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

(d) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

SECTION 4. Reference to and Effect Upon the Loan Agreement.

(a) Except as specifically set forth above, the Loan Agreement and each of the Other Agreements shall remain in full force and effect and are hereby ratified and confirmed; and

(b) the amendments and waivers set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (iii) constitute a waiver of any provision of the Loan Agreement or any of the Other Agreements, except as specifically set forth herein, or (iv) constitute a waiver of any Event of Default existing on the date hereof or arising after the date hereof and Agent and Lenders hereby reserve all rights and remedies under the Loan Agreement and the Other Agreements as a result of such Events of Default. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Loan Agreement and the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Agreement. Each Amendment Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Liabilities or the payment thereof when due.

SECTION 5. Costs And Expenses. To the extent provided in Section 4(c)(iv) of the Loan Agreement, Borrowers agree to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWERS:

PROTECTIVE APPAREL CORPORATION OF AMERICA

By:	/S/ JAMES R. HENDERSON

Name:	James R. Henderson

Title:	President and Interim Chief Executive Officer

POINT BLANK BODY ARMOR INC.

By:	/S/ JAMES R. HENDERSON

Name:	James R. Henderson

Title:	President and Interim Chief Executive Officer

LIFE WEAR TECHNOLOGIES, INC.

By:	/S/ JAMES R. HENDERSON

Name:	James R. Henderson

Title:	President and Interim Chief Executive Officer

PARENT:

POINT BLANK SOLUTIONS, INC.

By:	/S/ JAMES R. HENDERSON

Name:	James R. Henderson

Title:	President and Interim Chief Executive Officer

[Signature Page to Eleventh Amendment to Loan and Security Agreement]

AGENT AND LENDER:

BANK OF AMERICA, N.A., as successor by merger to LaSalle Business Credit, LLC

By:	/S/ PATRICK M. CORNELL

Name:	Patrick M. Cornell

Title:	Senior Vice President

[Signature Page to Eleventh Amendment to Loan and Security Agreement]